UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 19, 2023
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423		94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 19, 2023, the Board of Directors (the “Board”) of HP Inc. (the “Company”) expanded the size of the Board and elected David Meline to serve as a director of the Company, effective as of November 1, 2023. Mr. Meline is the former Chief Financial Officer of Moderna Inc. The Board has determined that Mr. Meline qualifies as an independent director under the listing standards of the New York Stock Exchange and the director independence standards set forth in the Company’s Corporate Governance Guidelines. On September 19, 2023, the Board also appointed Mr. Meline to the Audit Committee and the Finance, Investment and Technology Committee, effective as of November 1, 2023. The Board has also determined that Mr. Meline meets the additional independence and financial literacy requirements for service on the Audit Committee.
Mr. Meline will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Currently, non-employee directors generally receive, among other things (i) an annual cash retainer of $105,000, which, in lieu of cash, he or she may elect to receive an equivalent value of Company equity securities in the form of fully vested shares of common stock of the Company (“shares”), and an annual equity retainer of $220,000 in the form of fully vested shares, (ii) $2,000 in cash for each Board meeting attended in excess of ten per Board year and (iii) $2,000 in cash for each Board committee meeting attended in excess of ten meetings per committee per Board year. For Mr. Meline’s first partial year of Board service, his annual cash retainer will be pro-rated and paid in the form of cash and his annual equity retainer will be pro-rated and paid in the form of fully vested shares.
There are no arrangements or understandings between Mr. Meline and any other persons pursuant to which Mr. Meline was selected as a director. Mr. Meline has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2023, the Board adopted amendments to the Company’s amended and restated bylaws (the “Bylaws”). The amendments, described below, and amended and restated Bylaws will be effective as of November 1, 2023.

The amendments to the Bylaws are solely to increase the number of authorized directorships comprising the Board from 13 to 14, in connection with the appointment to the Board of Mr. Meline, effective as of November 1, 2023. The text of the amendment is included in Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The complete text of the Amended and Restated Bylaws, when effective, will be filed as an exhibit to the Company’s next Annual Report on Form 10-K, for the fiscal year ended October 31, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Amendment to Amended and Restated Bylaws of the Company, effective as of November 1, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: September 21, 2023	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate and Corporate Secretary